                                                                  EXHIBIT 10.(e)





                       THE UNITED STATES SHOE CORPORATION

                    SUPPLEMENTAL DEFERRED COMPENSATION PLAN
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                               TABLE OF CONTENTS

                                                                                                                   Page
SECTION 1 - NAME AND PURPOSE OF PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.1     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.2     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.3     Amendment to Prior Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.4     Rollover of Accounts from Corporate Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2- GENERAL DEFINITIONS; GENDER AND NUMBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.1     General Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.2     Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 3 - ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    3.1     Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    3.2     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    3.3     Eligibility Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 4 - SALARY DEFERRALS; COMPANY MATCH; DISCRETIONARY CONTRIBUTION  . . . . . . . . . . . . . . . . . . . . .   6
    4.1     Salary Deferrals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    4.2     Company Match  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    4.3     Discretionary Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 5 - ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    5.1     Salary Deferral Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    5.2     Company Matching Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    5.3     Discretionary Contribution Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    5.4     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    5.5     Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    5.6     Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 6 - PAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    6.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    6.2     Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    6.3     Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    6.4     Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    6.5     Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                               TABLE OF CONTENTS
                                  (continued)



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
SECTION 7 - ADMINISTRATION OF THE PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.1     Appointment of Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.2     Compensation of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.3     Rules of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.4     Agents and Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.5     Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    7.6     Delegation of Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    7.7     Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    7.8     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 8 - FUNDING OBLIGATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 9 - AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 10 - NON-ALIENATION OF BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 11 - MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    11.1     Adjustments in Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    11.2     Valuation of Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    11.3     Delegation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    11.4     Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    11.5     Separability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    11.6     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    11.7     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                       THE UNITED STATES SHOE CORPORATION

                    SUPPLEMENTAL DEFERRED COMPENSATION PLAN



         WHEREAS, The United States Shoe Corporation (the "Company") maintains The United States Shoe Corporation Corporate Deferred Compensation Plan (the "Corporate Plan") and The United States Shoe Corporation Salaried Employees Deferred Compensation Plan (the "Salaried Plan");

         WHEREAS, the Company deems it desirable to allow participants in the Corporate Plan to rollover their account under such plan to the Salaried Plan, effective January 1, 1995;

         WHEREAS, the Company desires to change the name of the Salaried Plan to The United States Shoe Corporation Supplemental Deferred Compensation Plan, effective January 1, 1995;

         NOW, THEREFORE, the following shall constitute The United States Shoe Corporation Supplemental Deferred Compensation Plan (the "Plan"), effective January 1, 1995;


                                   SECTION 1

                            NAME AND PURPOSE OF PLAN

         1.1 Name. The plan set forth herein shall be known as The United States Shoe Corporation Supplemental Deferred Compensation Plan (the "Plan").

         1.2 Purpose. The purpose of the Plan is to provide deferred compensation for a select group of management and highly compensated employees of The United States Shoe Corporation.

         1.3 Amendment to Prior Plan. This Plan is intended to amend the Salaried Plan effective January 1, 1995.

         1.4 Rollover of Accounts from Corporate Plan. The balance in the plan account of each person who was a participant in the Corporate Plan immediately prior to January 1, 1995 and who elects to have his plan account rolled over to this Plan shall be rolled over to this Plan and shall be credited to the Participant's Salary Deferral Account under this Plan.

                                   SECTION 2

                     GENERAL DEFINITIONS; GENDER AND NUMBER

         2.1 General Definitions. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

                 2.1.1 "Affiliated Employer" means the Company, each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified by section 415(h) of the
Code) which includes the Company, each trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code as modified by section 415(h) of the Code) with the Company, each member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the Company and each other entity required to be aggregated with the Company under section 414(o) of the Code.

                 2.1.2 "Annual Bonus" means the annual bonus paid to a Participant by the Company for services rendered as a Covered Employee, as reflected on form W-2, plus the additional amount of annual bonus which the Company would have paid to the Participant for services rendered as a Covered Employee if the Participant had not participated in a cafeteria plan under section 125 of the Code, a cash or deferred arrangement described in section 401(k) of the Code or another deferred compensation plan sponsored by the Company.

                 2.1.3 "Approved Absence" means an absence from active service with an Affiliated Employer by reason of a vacation or leave of absence approved by the Affiliated Employer, any absence from active service with an Affiliated Employer while employment rights with the Affiliated Employer are protected by law and any other absence from active service with an Affiliated Employer which does not constitute a termination of employment with the Affiliated Employer under rules adopted by the Affiliated Employer and applied in a uniform and nondiscriminatory manner.

                 2.1.4 "Beneficiary" means the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse or, if none, his estate.

                 2.1.5 "Board of Directors" means the Board of Directors of the Company.

                 2.1.6 "Change in Control" means: (i) any consolidation or merger of the Company, if, as a result of such consolidation or merger (a) less than 50% of the outstanding common shares and 50% of the voting shares of the surviving or resulting corporation are owned, immediately after such consolidation or merger, by the owners of the Company's common shares immediately prior to such consolidation or merger, or (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the surviving or resulting corporation's outstanding common shares, and (c) in each such case, within two years after such consolidation or merger, individuals who were directors of the Company immediately prior to such consolidation or merger cease to constitute a majority of the Board of Directors of the Company or its successor by consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company shall be consummated, or
(iii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the Company's outstanding common shares, and, within two years after such person becomes such beneficial owner, individuals who were directors of the Company immediately prior to the time such person became such beneficial owner cease to constitute a majority of the Board of Directors of the Company or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or (vi) if, without the approval of the Board of Directors, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more the Company's outstanding common shares.

                 2.1.7 "Code" means the Internal Revenue Code of 1986 and the sections thereof, as such Code and sections now exist or are hereafter amended or renumbered.

                 2.1.8 "Committee" means the Committee appointed by the Company to administer the Plan in accordance with the provisions of Section 7.

                 2.1.9 "Company Matching Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 5.2.

                 2.1.10 "Covered Employee" means an Employee who in the Plan Year in which such Employee would otherwise meet the eligibility requirements of Section 3.1 of the Plan is determined to have met the IRS definition of a "Highly Compensated Employee" in the previous calendar year.

                 2.1.11 "Discretionary Contribution Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 5.3.

                 2.1.12     "Effective Amendment Date" means January 1, 1995.

                 2.1.13 "Employee" means any person who is employed as a common law employee of an Affiliated Employer, including any such person who is absent from active service with an Affiliated Employer by reason of an Approved Absence.

                 2.1.14 "Annual Compensation" means the cash compensation paid to a Participant by the Company for services rendered as a Covered Employee, as reflected on form W-2, plus the additional amount of cash compensation which the Company would have paid to the Participant for services rendered as a Covered Employee if the Participant had not participated in a cafeteria plan under section 125 of the Code or a cash and deferred arrangement described in section 401(k) of the Code, but excluding any compensation attributable to an Annual Bonus, the exercise of a stock option, and any other special or unusual remuneration.

                 2.1.15 "Participant" means a person who has become and who remains a Participant in the Plan in accordance with the provisions of Section 3.

                 2.1.16 "Plan Accounts" means, collectively, all outstanding Salary Deferral Accounts and Company Matching Accounts maintained for a Participant.

                 2.1.17     "Plan Year" means the calendar year.

                 2.1.18 "Salary Deferral Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 5.1.

         2.2 Gender and Number. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form, as the context may require.


                                   SECTION 3

                         ELIGIBILITY AND PARTICIPATION

         3.1     Eligibility.

                 3.1.1 Each Employee who was a Participant in the Plan immediately prior to the Effective Amendment Date shall continue to be a Participant in the Plan.

                 3.1.2 Each Employee who is a Covered Employee, who has attained age 21, and who has been credited with at least one year of Eligibility Service shall be eligible to become a Participant in the Plan.

         3.2 Participation. An Employee may elect to become a Participant in the Plan as of any Entry Date on which he satisfies all of the eligibility requirements of Section 3.1 by completing the process prescribed by the Committee. Each Participant shall continue to be a Participant so long as he remains an Employee and until his Plan Accounts have been fully distributed. For purposes of the Plan, "Entry Date" means each January 1 and the first day of the first month following the date an Employee satisfies all the eligibility requirements of Section 3.1.

         3.3 Eligibility Service. Each Employee who completes at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service shall be credited with one year of "Eligibility Service" as of the last day of such 12-month period. Each Employee who fails to complete at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service shall be credited with one year of "Eligibility Service" as of the last day of the first Plan Year (commencing on or after the day he first performs an Hour of Service) during which he completes at least 1,000 Hours of Service. For purposes of this Section 3.3, an Employee's "Hours of Service" shall be computed as follows (subject to the rules contained in 29 CFR Section 2530.200b-2(b) and (c), which are incorporated herein by reference):

                 3.3.1 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer during the applicable computation period.

                 3.3.2 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

                            (a)   No more than 501 Hours of Service are
required to be credited under this Section 3.3.2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                            (b)   An hour for which an Employee is directly or
indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and

                            (c)   Hours of Service are not required to be
credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section 3.3.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                 3.3.3 One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours of service shall not be credited both under Section 3.3.1 or Section 3.3.2, as the case may be, and under this Section 3.3.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Section 3.3.2 shall be subject to the limitations set forth in that Section.


                                   SECTION 4

          SALARY DEFERRALS; COMPANY MATCH; DISCRETIONARY CONTRIBUTION

         4.1 Salary Deferrals. A Participant may elect to defer up to 25% of his Annual Compensation for each Plan Year. Furthermore, subject to such rules as the Committee may prescribe, a Participant may elect to defer up to 100% of his Annual Bonus for each Plan Year.

                 4.1.1 A Participant who has elected to defer a portion of his Annual Compensation and/or Annual Bonus may change the amount of his deferrals from one permissible amount to another, effective as of any Entry Date, by completing the procedure prescribed by the Committee.

         4.2 Company Match. For each calendar quarter, the Company shall credit an amount, on behalf of each Participant who is an Employee on the last day of such quarter or who ceased to be an Employee during such quarter by reason of his retirement (on or after attaining age 65 or, in the case of a Participant who has completed ten years of service with the Company, on or after attaining age 55) or death, to the Participant's bookkeeping account under Section 5.2. To the extent that the Participant's aggregate non-deferred Annual Compensation and Annual Bonus for the calendar year through the end of the applicable calendar quarter exceed $150,000 or such aggregate non-deferred Annual Compensation and annual bonus was not matched under The United States Shoe Corporation Tax Incentive Savings Plan, the amount to be credited to the bookkeeping account under Section 5.2 for such a Participant for any calendar quarter will be equal to 100% of the Participant's Base Salary Deferrals for the calendar quarter. For purposes of the Plan, "Base Salary Deferrals" means, with respect to any period, that portion of the Participant's Annual Compensation and Annual Bonus payable for such period which he has elected to defer under Section 4.1 and which is not in excess of 3% of the Participant's Annual Compensation and Annual Bonus payable for such period.

         4.3 Discretionary Contribution. For each calendar year, the Company shall credit an amount to Participants' bookkeeping accounts under
Section 5.3. To the extent that a Participant's aggregate non-deferred Annual Compensation and Annual Bonus for the calendar year exceeds

$150,000 or such aggregate non-deferred Annual Compensation and annual bonus was not matched under The United States Shoe Corporation Tax Incentive Savings Plan, the amount to be credited to the bookkeeping account under Section 5.3 for a Participant for any calendar year shall be equal to a percentage of such Participant's Base Salary Deferrals for the calendar year, such percentage to be determined each year by the Company. Only those Participants who are Employees on the date the Company determines the percentage of Base Salary Deferrals to be contributed under the Plan or who ceased to be Employees prior to such date by reason of their retirement (on or after attaining age 65 or, in the case of Participants who have completed ten years of service with the Company, on or after attaining age 55) or death shall be entitled to such discretionary contribution.


                                   SECTION 5

                                    ACCOUNTS

         5.1 Salary Deferral Accounts. A separate bookkeeping Salary Deferral Account shall be established and maintained for each Participant who has elected salary deferrals which shall reflect the amounts deferred by the Participant under Section 4.1 and the assumed investment thereof. Subject to such rules as the Committee may prescribe, the amounts deferred by a Participant with respect to any month shall be credited to the Participant's Salary Deferral Account as soon as administratively practical and shall be assumed to have been invested in the investment designated by the Participant in a form provided by and filed with the Committee.

         5.2 Company Matching Accounts. A separate bookkeeping Company Matching Account shall be established and maintained for each Participant which shall reflect the Company Match to be credited to the Participant under Section
4.2 and the assumed investment thereof. The amount of the Company Match with respect to any calendar quarter shall be credited to the Participant's Company Matching Account as soon as administratively practical. Amounts credited to a Participant's Company Matching Account prior to January 1, 1995 shall be assumed to have been invested exclusively in common shares of the Company. Amounts credited to a Participant's Company Matching Account on or after January 1, 1995 shall be assumed to have been invested in the investment designated by the Participant.

         5.3 Discretionary Contribution Accounts. A separate bookkeeping Discretionary Contribution Account shall be established and maintained for each Participant which shall reflect the Discretionary Contribution to be credited to the Participant under Section 4.3 and the assumed investment thereof. The amount of the Company Discretionary Contribution with respect to any calendar year shall be credited to the Participant's Discretionary Contribution Account as of the date such Company Discretionary Contribution is determined. Amounts credited to a Participant's Discretionary Contribution Account shall be assumed to have been invested exclusively in common shares of the Company.

         5.4 Vesting. A Participant shall at all times be 100% vested in amounts credited to his Salary Deferral Account. A Participant employed on or after January 1, 1995 shall become vested in amounts credited to his Company Matching Account and Discretionary Contribution Account in accordance with the following schedule:

                  Years of Service            Vested Percentage
                  ----------------            -----------------
                  Less than 2 years                      0%
                  2 years                               25%
                  3 years                               50%
                  4 years                               75%
                  5 years                              100%

A Participant employed prior to January 1, 1995 shall be 100% vested in his Company Matching Account and Discretionary Contribution Account.

         5.5 Dividends. With respect to the portion of a Participant's Plan Accounts which are assumed to be invested in common shares of the Company, whenever any cash dividends are paid with respect to common shares of the Company, additional amounts shall be credited to the applicable Plan Account of the Participant as of the dividend payment date. The additional amount to be credited to such account shall be determined by multiplying the per share cash dividend paid with respect to the common shares of the Company on the dividend payment date times the number of assumed common shares of the Company credited to such account(s) on the record date. Such additional amount credited to the applicable account(s) of the Participant shall be assumed to have been invested in additional common shares of the Company on the day on which such dividends were paid.

         5.6 Valuation. Each calendar quarter, the Company shall furnish each Participant or, in the event of his death, his Beneficiary, a statement as of the end of such calendar quarter showing the then balance of the Participant's Plan Accounts, the total credits to such accounts during the preceding quarter and, if amounts credited to any such account are assumed to have been invested in securities, a description of such securities including the number of shares assumed to have been purchased by the amounts credited to such Accounts.


                                   SECTION 6

                                    PAYMENTS

         6.1 General. Except as otherwise provided in this Section 6, no amount shall be paid with respect to a Participant's Plan Accounts while he remains an Employee.





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         6.2     Termination of Employment.  If a Participant ceases to be an
Employee for any reason other than his death, the Company shall pay to the Participant the amounts credited to the Participant's Plan Accounts in one lump sum as of the first day of the first calendar quarter following the calendar quarter in which he ceases to be an Employee.

         6.3 Death. If a Participant ceases to be an Employee by reason of his death, or if a Participant dies after ceasing to be an Employee but before his Plan Accounts have been distributed, the Company shall pay to the Participant's estate the amounts credited to the Participant's Plan Accounts in one lump sum as of the first day of the first calendar quarter following the calendar quarter in which the Participant's death occurred.

         6.4 Change in Control. If a Change in Control of the Company occurs, each Participant's Plan Accounts shall be paid to him in one lump sum as of the day next following the date on which such Change in Control occurred and the Plan shall thereupon terminate.

         6.5 Form of Payment. Payments with respect to all Plan Accounts shall be made in cash.


                                   SECTION 7

                           ADMINISTRATION OF THE PLAN

         7.1 Appointment of Committee. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Committee of such number of members as may be fixed by the Company who shall be appointed from time to time by and serve at the pleasure of the Company. Any person who is appointed as a member of the Committee shall signify his acceptance by filing a written acceptance with the Company. A member of the Committee may resign by delivering his written resignation to the Company and such resignation shall become effective upon the date specified therein or the date of receipt, whichever is later.

         7.2 Compensation of Committee. The members of the Committee shall not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

         7.3 Rules of Plan. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

         7.4 Agents and Employees. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel





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(including counsel of any Affiliated Employer), auditors (including auditors of any Affiliated Employer), clerical help and actuaries as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Plan.

         7.5 Records. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep, in convenient form, such data as may be necessary for valuation of the assets and liabilities of the Plan. The Committee shall prepare and submit annually to the Company a report setting forth the amount of contributions required to be made to the Plan and in conformity with applicable law, showing in reasonable detail the assets and liabilities of the Plan, and giving a brief account of the operation of the Plan for each Plan Year.

         7.6 Delegation of Authority. With the consent of the Company the Committee may, by resolution, delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee.

         7.7 Eligibility. The members of the Committee shall not be precluded from becoming Participants in the Plan if they are otherwise eligible.

         7.8 Indemnification. The Company shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the Committee's own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.


                                   SECTION 8

                               FUNDING OBLIGATION

         The Company shall have no obligation to fund, either by the purchase of common shares of the Company or the investment in any account or by any other means, its obligation to Participants hereunder. If, however, the Company does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose shall be assets of the Company subject to claims against the Company, including claims of the Company's creditors, to the same extent as are other corporate assets, and the Participants shall have no right or claim against the assets so allocated, other than as general creditors of the Company.





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
                                   SECTION 9

                           AMENDMENT AND TERMINATION

         The Company may without the consent of any Participant or Beneficiary amend or terminate the Plan at any time; provided that no amendment shall be made or act of termination taken which divests any Participant of the right to receive payments under the Plan with respect to amounts theretofore credited to the Participant's Plan Accounts.


                                   SECTION 10

                           NON-ALIENATION OF BENEFITS

         No Participant or Beneficiary shall commute, encumber, pledge or dispose of the right to receive the payments required to be made by the Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to assign or transfer any such payments or the right to receive them, the Company shall have no further obligation to make any payments otherwise required of it hereunder.


                                   SECTION 11

                                 MISCELLANEOUS

         11.1 Adjustments in Common Shares. If there is any change in the common shares of the Company through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change of shares, the number of shares assumed to have been purchased hereunder shall be appropriately adjusted.

         11.2 Valuation of Common Shares. Whenever the common shares of the Company are to be valued for the purpose of determining the amount to be distributed from a Participant's Company Matching Account, the value of each such share shall be taken as the closing price of a common share of the Company on the New York Stock Exchange on the last business day preceding the date as of which the distribution is made.

         11.3 Delegation. Any matter or thing to be done by the Company shall be done by its Board of Directors or the Executive Committee thereof, except that, from time to time, the Board or Executive Committee by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board or the Executive Committee, as the case may be.





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
         11.4 Applicable Law. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

         11.5 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

         11.6 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

         11.7 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.


         IN WITNESS WHEREOF, The United States Shoe Corporation has caused its name to be subscribed on the 20th day of April, 1995.



                                       THE UNITED STATES SHOE CORPORATION



                                       By: /s/ Robert J. Petrik
                                           _______________________________
                                           Robert J. Petrik
                                           VP - Treasurer




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